                                                                    EXHIBIT 99.2

PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                              UNITEDGLOBALCOM, INC.
                              CLASS B COMMON STOCK
    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 30, 2002

     The undersigned hereby appoints Gene W. Schneider, Michael T. Fries and Ellen P. Spangler or any one of them, with full power of substitution, as a proxy or proxies to represent the undersigned at the Special Meeting (the "Meeting") of Stockholders of UNITEDGLOBALCOM, INC. (the "Company") to be held on January 30, 2002, and at any adjournments or postponements thereof, and to vote thereat all the shares of Class B Common Stock of the Company held of record by the undersigned at the close of business on December 27, 2001, with all the power that the undersigned would possess if personally present, as designated on the reverse side.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 1 (APPROVAL AND ADOPTION OF THE (A) AGREEMENT AND PLAN OF RESTRUCTURING AND MERGER, AND (B) UNITED/NEW UNITED AGREEMENT AND PLAN OF MERGER), PROPOSAL 2 (APPROVAL OF AN AMENDMENT TO THE COMPANY'S 1993 STOCK OPTION PLAN) AND PROPOSAL 3 (APPROVAL OF AN AMENDMENT TO THE COMPANY'S 1998 STOCK OPTION PLAN). IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED PURSUANT TO THE BOARD OF DIRECTORS RECOMMENDATIONS.

     THIS PROXY REVOKES ALL PROXIES WITH RESPECT TO THE MEETING AND MAY BE REVOKED PRIOR TO EXERCISE. RECEIPT OF THE NOTICE OF SPECIAL MEETING AND THE PROXY STATEMENT/PROSPECTUS RELATING TO THE MEETING IS HEREBY ACKNOWLEDGED.


                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

                                                                                                                 PLEASE MARK
                                                                                                                  YOUR VOTE   [X]
                                                                                                                     AS
                                                                                                                INDICATED IN
                                                                                                                THIS EXAMPLE
                                              CLASS B COMMON STOCK

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED BELOW.

PROPOSAL 1: Approval and adoption     FOR    AGAINST   ABSTAIN     PROPOSAL 2: Approval of an             FOR    AGAINST   ABSTAIN
of the (a) Agreement and Plan of      [ ]      [ ]       [ ]       amendment to the Company's 1993         [ ]      [ ]       [ ]
Restructuring and Merger, dated                                    Stock Option Plan to:
December 3, 2001, among the                                        --increase the number of shares of
Company, New UnitedGlobal.Com, Inc.                                the Company's common stock reserved
("New United"), Liberty Media                                      for issuance by an aggregate of
Corporation, Liberty Media                                         30,000,000 shares from 9,200,000
International, Inc., Liberty                                       shares to 39,200,000 shares.
Global, Inc., United/New United                                    --increase the maximum number of
Merger Sub, Inc. ("Merger Sub"),                                   shares of the Company's Class A
and certain of the Company's                                       common stock and Class B common stock
founding stockholders, and (b)                                     subject to options that, in the
United/New United Agreement and                                    aggregate, may be granted to any one
Plan of Merger, dated December 3,                                  participant in any calendar year from
2001, among the Company, New United                                500,000 shares to 5,000,000 shares,
and Merger Sub.                                                    and
                                                                   --permit the grant of options to
PROPOSAL 3:  Approval of an            FOR    AGAINST   ABSTAIN    acquire, or permit the amendment of
amendment to the Company's 1998        [ ]      [ ]       [ ]      outstanding options granted after
Stock Option Plan for Non-Employee                                 December 3, 2001, to provide for the
Directors to increase the number                                   issuance of, up to an aggregate of
of shares of the Company's Class A                                 3,000,000 shares of the Company's
common stock reserved for issuance                                 Class B common stock.
by an aggregate of 2,000,000
shares from 1,000,000 shares to
3,000,000 shares.


PLEASE SIGN, AND DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. TO VOTE IN ACCORDANCE WITH THE BOARD OF
DIRECTORS RECOMMENDATIONS, MERELY SIGN BELOW, NO BOXES NEED TO BE CHECKED.

Signature(s)                                                                                            Date:
            -------------------------------------------------------------------------------------------      ----------------------

PLEASE SIGN EXACTLY AS NAME APPEARS ABOVE.  WHEN SHARES ARE HELD JOINTLY, EACH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR,
ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.  IF A CORPORATION PLEASE SIGN IN FULL CORPORATE NAME BY
PRESIDENT OR OTHER AUTHORIZED OFFICER.  IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.
-----------------------------------------------------------------------------------------------------------------------------------

                            - FOLD AND DETACH HERE -